Exhibit 5.1

July 2, 2007

Collegiate Funding of Delaware, L.L.C.

10304 Spotsylvania Avenue, Suite 100

Fredericksburg, Virginia 22408

Re:

Chase Education Loan Trust 2007-A Student Loan-Backed Notes

Ladies and Gentlemen:

We have acted as counsel to JPMorgan Chase Bank, National Association (“JPM”), Collegiate Funding of Delaware, L.L.C. (the “Depositor”) and CFS-SunTech Servicing LLC (the “Subservicer”) in connection with the issuance by Chase Education Loan Trust 2007-A (the “Trust”) of its Student Loan-Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4 and Class B (the “Notes”) pursuant to a prospectus dated June 28, 2007 (the “Base Prospectus”), as supplemented by a prospectus supplement dated June 28, 2007 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”).  The Trust was formed pursuant to a Trust Agreement, dated as of May 2, 2007, as amended and restated by the Amended and Restated Trust Agreement, dated as of July 2, 2007 (as so amended and restated, the “Trust Agreement”), among the Depositor, The Bank of New York Trust Company, N.A., as owner trustee (the “Owner Trustee”), and The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”).

A registration statement of the Depositor on Form S-3 relating to the Notes (File No. 333-137587) was filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2006 pursuant to the Securities Act of 1933, as amended (the “1933 Act”), together with Amendment No. 1 thereto filed with the Commission on November 17, 2006, Amendment No. 2 thereto filed with the Commission on January 12, 2007, Amendment No. 3 thereto filed with the Commission on February 6, 2007 and Amendment No. 4 thereto filed with the Commission on February 12, 2007, and as declared effective on February 15, 2007 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”).  As set forth in the Prospectus, the Notes will be issued under and pursuant to the Indenture, dated as of July 2, 2007 (as amended and supplemented from time to time, the “Indenture”), between the Trust and The Bank of New York, as indenture trustee (in such capacity, the “Indenture Trustee”) and as eligible lender trustee (in such capacity, the “Eligible Lender Trustee”).

We have examined forms of:

(a)

the Trust Agreement;

(b)

the Indenture;

(c)

the Administration Agreement, dated as of July 2, 2007, among JPM, as master servicer (in such capacity, the “Master Servicer”) and administrator (in such capacity, the “Administrator”), the Depositor, the Trust, the Owner Trustee, the Eligible Lender Trustee and the Indenture Trustee;

(d)

the Master Servicing Agreement, dated as of July 2, 2007, among the Master Servicer, the Administrator, the Trust, the Eligible Lender Trustee and the Indenture Trustee;

(e)

the Subservicing Agreement, dated as of July 2, 2007, between the Master Servicer and the Subservicer;

(f)

the Purchase Agreement, dated as of July 2, 2007, among JPM, as seller (in such capacity, the “Seller”), the Depositor and The Bank of New York, as interim eligible lender trustee (in such capacity, the “Interim Eligible Lender Trustee”);

(g)

the Transfer Agreement, dated as of July 2, 2007, among the Depositor, the Trust, the Interim Eligible Lender Trustee and the Eligible Lender Trustee;

(h)

the Interim Eligible Lender Trustee Agreement, dated as of July 2, 2007, between the Depositor and the Interim Eligible Lender Trustee;

(i)

the Eligible Lender Trustee Agreement, dated as of July 2, 2007, between the Trust and the Eligible Lender Trustee;

(j)

the Underwriting Agreement, dated June 22, 2007, among JPM, the Depositor, the Trust and J.P. Morgan Securities Inc. (the “Representative”), on behalf of itself and as representative of the several underwriters named in Schedule I of the Underwriting Agreement (and together with the Representative, the “Underwriters”);

(k)

the Registration Statement; and

(l)

specimens of each class of the Notes.

We refer to the documents listed in (a) through (j) above as the “Transaction Documents.”  Capitalized terms used but not defined herein have the meanings assigned to them in the applicable Transaction Documents.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, papers, statutes, authorities and records as we have deemed relevant or necessary as a basis for the opinions set forth herein.

In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.  With your permission, we have assumed that each party to a Transaction Document has the power and authority, corporate or other, to enter into and perform all obligations thereunder, has authorized the execution, delivery and performance of such Transaction Documents and has duly executed and delivered such Transaction Documents.  In addition, we express no opinion as to the enforceability of any Transaction Document against any party other than JPM (in its capacities as the Seller, the Administrator and the Master Servicer), the Depositor and the Subservicer.  We have also assumed that the sale and the issuance of the Notes have been authorized by all corporate action on the part of JPM (in its capacities as the Seller, the Administrator and the Master Servicer) and the Depositor.  As to any facts material to our opinions that were not known to us, we have relied upon the respective statements and representations of officers and other representatives of JPM (in its capacities as the Seller, the Administrator and the Master Servicer), the Depositor, the Trust, the Underwriters, the Owner Trustee, the Indenture Trustee, the Delaware Trustee, the Subservicer, the Interim Eligible Lender Trustee, the Eligible Lender Trustee and the independent public accountants and public officials of JPM (in its capacities as the Seller, the Administrator and the Master Servicer), the Depositor and the Subservicer.  Except as expressly set forth in this opinion letter, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets, or reviewed any of the assets conveyed to the Trust) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of (in its capacities as the Seller, the Administrator and the Master Servicer), the Depositor, the Subservicer and others in connection with the preparation and delivery of this letter.

Based upon and subject to the foregoing, we are of the opinion that, assuming that the Notes have been validly executed by the Owner Trustee on behalf of the Trust, the Notes, when authenticated by the Indenture Trustee, issued in accordance with the provisions of the Indenture and delivered to and paid for pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Trust enforceable in accordance with their terms, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York.

We hereby consent to the filing of this letter and to the references to this firm under the heading “Legal Matters” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the 1933

Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Prospectus.

Very truly yours,

/s/ McKee Nelson LLP

McKEE NELSON LLP